Form N-SAR,
Sub-Item 77I
Terms of new or amended securities

Nuveen New Jersey Dividend Advantage Municipal Fund 2
811-10551

An additional preferred class of the registrants securities have been registered and have become effective on September 28, 2010, as stated in the Prospectus, containing a description of the Funds MuniFund Term Preferred Shares.

A copy of such Prospectus is contained in the Funds 497 filing, September 29, 2010, accession number 0001193125-
10-219572, and is herein incorporated by reference as an exhibit to the Sub-Item 77I of Form N-SAR.